The Board of Trustees and Shareholders of

Oppenheimer Gold & Special Minerals Fund:


In planning and performing our audit of the financial statements of Oppenheimer Gold & Special Minerals Fund for the year ended June 30, 1998 we considered its internal controls, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal controls.

The management of Oppenheimer Gold & Special Minerals Fund is responsible for establishing and maintaining internal controls. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control policies and procedures. Two of the objectives of internal controls are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in internal controls, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the internal controls to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal controls would not necessarily disclose all matters in internal controls that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal controls elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal controls, including procedures for safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 1998.

This report is intended for the information and use of management and the Securities and Exchange Commission and should not be used for any other purpose.





                                                     KPMG Peat Marwick LLP


Denver, Colorado
July 22, 1998